                                                                      Exhibit 11
                                                                      ----------
             INLAND STEEL INDUSTRIES, INC. AND SUBSIDIARY COMPANIES

         COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK (UNAUDITED)

================================================================================

                                                                         Dollars and Shares in Millions
                                                                             (except per share data)
                                                                     ---------------------------------------
                                                                     Three Months Ended     Six Months Ended
                                                                          June 30               June 30
                                                                     ------------------     ----------------
                                                                     1996         1995      1996       1995
                                                                     -----        -----     -----     ------
PRIMARY EARNINGS PER SHARE OF COMMON STOCK
 Shares of common stock
   Average shares outstanding                                         48.7         47.2      48.7       45.9
   Dilutive effect of stock options                                      -           .1         -         .1
                                                                     -----        -----     -----     ------
                                                                      48.7         47.3      48.7       46.0
                                                                     =====        =====     =====     ======

 Income before extraordinary loss                                    $33.7        $57.9     $50.9     $101.9
 Extraordinary loss                                                   14.5            -      14.5          -
                                                                     -----        -----     -----     ------
  Net income                                                          19.2         57.9      36.4      101.9
  Dividends on preferred stock, net of tax benefit on dividends applicable to leveraged Series E Preferred Stock held by
    the ESOP                                                           2.3          6.6       4.4       13.2
                                                                     -----        -----     -----     ------

  Net income applicable                                              $16.9        $51.3     $32.0     $ 88.7
                                                                     =====        =====     =====     ======

  Primary earnings per share of common stock
     Before extraordinary loss                                       $ .65        $1.08     $ .96     $ 1.93
     Extraordinary loss on early retirement of debt                   (.30)           -      (.30)         -
                                                                     -----        -----     -----     ------
     Net income                                                      $ .35        $1.08     $ .66     $ 1.93
                                                                     =====        =====     =====     ======

FULLY DILUTED EARNINGS PER SHARE OF COMMON STOCK
 Shares of common stock
    Average shares outstanding                                        48.7         47.2      48.7       45.9
    Assumed conversion of Series A and leveraged
      Series E Preferred Stock                                         3.0          3.1       3.0        3.1
    Dilutive effect of stock options                                    .1           .2        .1         .2
                                                                     -----        -----     -----     ------
                                                                      51.8         50.5      51.8       49.2
                                                                     =====        =====     =====     ======

 Income before extraordinary loss                                    $33.7        $57.9     $50.9     $101.9
 Extraordinary loss                                                   14.5            -      14.5          -
                                                                     -----        -----     -----     ------
 Net income                                                           19.2         57.9      36.4      101.9
 Dividends on antidilutive preferred stock                              .1          4.5        .2        8.9
 Additional ESOP funding required on conversion of leveraged
    Series E Preferred Stock, net of tax benefit                       2.0          1.9       3.9        3.8
                                                                     -----        -----     -----     ------

 Net income applicable                                               $17.1        $51.5     $32.3     $ 89.2
                                                                     =====        =====     =====     ======

 Fully diluted earnings per share of common stock
   Before extraordinary loss                                         $ .61        $1.02     $ .90     $ 1.81
   Extraordinary loss on early retirement of debt                     (.28)           -      (.28)         -
                                                                     -----        -----     -----     ------
   Net income                                                        $ .33        $1.02     $ .62     $ 1.81
                                                                     =====        =====     =====     ======

NOTE: In the three-month and six-month periods ended June 30, 1996, the assumed conversions of Series A Preferred Stock and non-leveraged Series E Preferred Stock were antidilutive. In the three-month and six-month periods ended June 30, 1995, the assumed conversion of non-leveraged Series E Preferred Stock was antidilutive.